UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 25, 2015

ALPHATEC HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-52024	20-2463898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5818 El Camino Real

Carlsbad, CA 92008

(Address of principal executive offices) (Zip Code)

(760) 431-9286

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 25, 2015, Alphatec Holdings, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”) at which three proposals were presented to the Company’s shareholders for consideration. The three matters presented were: (1) the election of 11 directors to hold office until the 2016 Annual Meeting of Shareholders and until their respective successors have been elected; (2) a proposal to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and (3) a proposal to approve, on an advisory basis, the compensation of the named executive officers of the Company. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting and a supplement thereto that were filed with the Securities and Exchange Commission on April 30, 2015.

(1) Election of Directors: The 11 nominees for election to the Board of Directors were elected by the shareholders by the following vote:

		Authority	Broker
Director Nominee	For	Withheld	Non-Vote
Leslie Cross	60,803,400	294,637	18,582,109
Mortimer Berkowitz III	60,787,170	310,867	18,582,109
John Foster	60,792,200	305,837	18,582,109
R. Ian Molson	60,679,718	418,319	18,582,109
Stephen O’Neil	60,873,084	224,953	18,582,109
James Glynn	60,891,010	207,027	18,582,109
Rohit Desai	60,887,010	211,027	18,582,109
Siri Marshall	60,891,010	207,027	18,582,109
James Corbett	60,828,967	269,070	18,582,109
Tom Davis	60,888,010	210,027	18,582,109
Donald Williams	60,891,010	207,027	18,582,109

(2) Ratification of Appointment of Independent Registered Public Accounting Firm: The proposal to ratify the appointment of Ernst & Young, LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015 was approved by the shareholders by the following vote:

For	Against	Abstain
79,197,675	360,631	121,840

(3) Approval, on an Advisory Basis, of the Compensation of the Named Executive Officers: The proposal to approve, on an advisory basis, the compensation of the named executive officers of the Company was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Vote
60,176,559	819,428	102,050	18,582,109

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALPHATEC HOLDINGS, INC. (Registrant)

Date: June 30, 2015	/s/ Ebun S. Garner, Esq.
Ebun S. Garner, Esq. General Counsel and Senior Vice President